Exhibit (a)(4)

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “NEW MOUNTAIN GUARDIAN (LEVERAGED) , L.L.C.”, FILED IN THIS OFFICE ON THE TWENTY—NINTH DAY OF OCTOBER, A.D. 2008, AT 5 : 46 O’CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4617533 8100	AUTHENTICATION:	6940087

081077541	DATE:	10-29-08
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:46 PM 10/29/2008
FILED 05:46 PM 10/29/2008
SRV 081077541 - 4617533 FILE

CERTIFICATE OF FORMATION

OF

NEW MOUNTAIN GUARDIAN (LEVERAGED), L.L.C.

Dated as of October 29, 2008

This Certificate of Formation for New Mountain Guardian (Leveraged), L.L.C. is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §§18-101, et seq.).

1.  The name of the limited liability company formed hereby is New Mountain Guardian (Leveraged), L.L.C. (the “Company”).

2.  The address of the registered office of the Company in the State of Delaware is c/o RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent of the Company is RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of New Mountain Guardian (Leveraged), L.L.C. as of the date first above written.

MANAGING MEMBER:

NEW MOUNTAIN GUARDIAN AIV, L.P.

By:	New Mountain Investments III, L.L.C., its
General Partner

By:	/s/ Steven B. Klinsky
Steven B. Klinsky
Managing Member